Exhibit 6.16

SELLING STOCKHOLDER’S POWER OF ATTORNEY

Know All Men By These Presents:

That the undersigned makes, irrevocably constitutes and appoints Ranjeet Bhatia and his successors the true and lawful attorneys-in-fact (the “Attorneys”) of the undersigned with full power and authority in the name of and for and on behalf of the undersigned:

1. To sell to investors in the proposed public offering referred to in Paragraph 2 below the Stock shown on the facing page of the Selling Stockholder’s Booklet of which this Power of Attorney is a part (the “Booklet”), or such portion thereof as the undersigned shall deposit, for sale pursuant to the Custody Agreement (which is included in this Booklet) between the undersigned and Colonial Stock Transfer Company, Inc., as “Custodian,” at a purchase price per share to be determined;

2. For the purpose of such sale, to enter into and deliver a Subscription Agreement, including the representations, warranties and covenants contained therein, in substantially the form as the form of such Subscription Agreement delivered to the undersigned, to negotiate any changes in the purchase price to be inserted into the Subscription Agreement and to make such other changes, additions and amendments to the Subscription Agreement, all as the Attorneys in their sole discretion may determine advisable;

3. For the purpose of such sale, to execute and deliver an instrument of transfer assigning and transferring to investors the Stock to be sold to them by the undersigned;

4. To approve the final form of, and any amendments to, the Offering Statement and related offering circular (and any amendments or supplements thereto) to be filed with the Securities and Exchange Commission covering the offer and sale of the Stock (the “Offering Statement”);

5. To retain legal counsel to represent the Selling Stockholders in connection with any and all matters referred to herein (which counsel may, but need not, be Olshan Frome Wolosky LLP, counsel for the Company);

6. To reduce to an amount less than that set forth on the facing page of this Booklet the number of shares to be sold by the undersigned pursuant to the Subscription Agreement, such reduction to be made as the Attorneys, in their sole discretion, shall deem necessary in view of market conditions or for any other reason; and

7. To do all things and perform all acts required, contemplated by or deemed advisable in connection with such sale, the Subscription Agreement, including the execution and delivery of any amendments thereto, and the registration of the offer and sale of the Stock pursuant to the provisions of the Securities Act of 1933, as amended, including, without limitation, requests for acceleration of the qualification date of the Offering Statement and the execution and delivery of all certificates, receipts and instructions to the Custodian and the transfer agent and registrar of Coyuchi.

The Attorneys are hereby empowered to determine in their sole discretion when, the purpose for and the manner in which any power herein conferred shall be exercised, and the conditions, provisions and covenants of any instrument or document which may be executed by it pursuant hereto.

Each of the Attorneys shall have full power to make and substitute any Attorney in his place and stead, and the undersigned hereby ratifies and confirms all that the Attorneys or their substitute or substitutes shall do by virtue of these presents. All actions hereunder may be taken by any one of the persons named herein as Attorney or his or her substitute. In the event of the death or incapacity of any Attorney, the remaining Attorney shall appoint a substitute therefor. The term “Attorneys” as used herein shall include any substitutes.

Upon the execution and delivery of the Subscription Agreement by the Attorneys on behalf of the undersigned, the undersigned agrees to be bound by and to perform each and every covenant and agreement binding the undersigned as a Selling Stockholder in the Subscription Agreement including, without limitation, the indemnification and contribution agreement set forth therein.

This Power of Attorney and all authority hereby conferred shall be deemed granted and conferred subject to the interest of Coyuchi and the other holders of Coyuchi Stock who may become parties to the Subscription Agreement, and for the purpose of completing the transactions contemplated by the Subscription Agreement and this Power of Attorney shall be, to that extent, irrevocable, and shall not be terminated by the occurrence of any other event except in accordance with the terms hereof. If after the execution hereof, the undersigned should have its existence terminated, or if any other such event shall occur before the completion of the sale of the Stock to investors, this Power of Attorney shall not be affected, and the Attorneys are nevertheless authorized and directed to complete such sale as if such termination of existence or other event had not occurred and regardless of notice hereof.

The within and the foregoing Power of Attorney shall terminate and be of no further force or effect on the termination date of the Public Offering if the sale of the Stock to investors as contemplated hereby shall not have been consummated prior thereto. However, such termination shall not affect any lawful action done or performed prior thereto pursuant to this Power of Attorney.

IN WITNESS WHEREOF, I have hereunto signed my name on this ____ day of ______ 2022.

Principal:

Name of Selling Stockholder:

Witness Signature Print Name:	Witness Signature Print Name:

State of _______________)

  )       ss.:

County of _____________)

The foregoing instrument was acknowledged before me this ____ day of ____ 2022, by __________.

Notary Public

Personally known to me: _______

OR

Produced Identification: ________

Type of Identification Produced: __________________________________________